Listing Report: Supplement No. 2 dated Jul 13, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019

Prosper Marketplace, Inc.

Borrower Payment Dependent Notes

This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

The following series of Notes are currently being offered:

Borrower Payment Dependent Notes Series 313983

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 10.81%	Starting monthly payment:	$111.98

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	9	First credit line:	May-2001	Debt/Income ratio:	21%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$7,524	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1

Screen name:	mreggz	Borrower's state:	Connecticut	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	720-740 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13

Description

DEBT CONSOLIDATION

The credit card companies have decided to raise my interest rates, so I plan on paying off the debt and making one payment per month.As stated - this loan is primarily going to be used to consolidate some outstanding credit card debt I have. I have a good credit rating, steady job and have already paid off one prosper loan in full, in under a year and a half. My net take home pay per month is around $2200 and my expenses are:
Car Payment $400
Insurance      $80.00
Gas, Groceries $200
Cell Phone    $60
Student Loans $100
Rent              $600 (includes utilities)
------------------------------
Total $1440
As you can see, this leaves me with enough to cover a loan payment as well as miscellaneous spending money.In addition, I?m entering law school this fall, so student loan payments will not only be deferred, I will also receive funding from additional student loans to cover living expenses.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416263

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$1,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 10.67%	Starting monthly payment:	$30.95

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	10	First credit line:	Aug-1995	Debt/Income ratio:	8%
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$16,080	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	38%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0

Screen name:	member123	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Description

CONSOLIDATE CREDIT CARD DEBT

I currently use three cards credit cards, and while my balance is low, I have relatively high interest rates.

I'd prefer to consolidate them into one (smaller) payment. Because of this, in all likelihood, I will repay my Prosper loan early.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416275

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$3,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	10.55%	Starting borrower rate/APR:	11.55% / 13.68%	Starting monthly payment:	$115.50

Auction yield range:	3.27% - 10.55%	Estimated loss impact:	0.61%
Lender servicing fee:	1.00%	Estimated return:	9.94%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	10	First credit line:	Jan-1976	Debt/Income ratio:	5%
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	7 / 5	Employment status:	Retired
Now delinquent:	0	Total credit lines:	19	Length of status:	20y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0

Screen name:	jimbo29blue	Borrower's state:	California	Borrower's group:	SF State Teaching Credentials

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	820-840 (Latest)
Principal borrowed:	$5,750.00	< mo. late:	0 ( 0% )	820-840 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1

Description

CRUISE TO ALASKA

Purpose of loan:
This loan will be used to? To purchase a cruise to Alaska

My financial situation:
I am a good candidate for this loan because?I am financially stable, own my own home and have no outstanding debts. I am retired and live in my own home in San Jose.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416279

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	3	First credit line:	Jan-1995	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	15 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	29	Length of status:	20y 5m
Amount delinquent:	$87	Revolving credit balance:	$146,155	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1

Screen name:	Ronnieboy888	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Description

BASTARD CREDIT CARDS

Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 95000.00

Monthly expenses: $
  Housing: $ 4700.00
  Insurance: $ 700.00
  Car expenses: $ 650.00
  Utilities: $ 350.00
  Phone, cable, internet: $ 245.00
  Food, entertainment: $ 800.00
  Clothing, household expenses $ 300.00
  Credit cards and other loans: $ 700.00
  Other expenses: $ 800.00

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416271

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$10,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	14.27% - 24.00%	Estimated loss impact:	15.78%
Lender servicing fee:	1.00%	Estimated return:	8.22%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	6	First credit line:	Aug-2005	Debt/Income ratio:	19%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$5,481	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2

Screen name:	Chris7205	Borrower's state:	Missouri	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-640 (Apr-2009) 620-640 (Sep-2007)
Principal balance:	$679.22	1+ mo. late:	0 ( 0% )
Total payments billed:	21

Description

BUYING A SECOND CAR
Purpose of loan:
We already have a 2 year old Grand Caravan, however my wife's car, 15 year old Ford Escort requires immediate replacement.
I want to buy a car between 15-17 K.
I am looking for a loan on Prosper to find out if I can get better rate here than at dealer or as a last step credit card.

My financial situation:
I am full-time employee as systems analyst in one of consulting company.
Monthly expenses: $
??Housing: 900$
??Insurance: 100$
??Car expenses: 439$
??Utilities: 150$
??Phone, cable, internet: 50$
??Food, entertainment: 500$
??Clothing, household expenses 100$
??Credit cards and other loans: 250$
??Other expenses: 0$
? Previous Prosper loan: $198?? (last 3 payments)

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416277

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.30%	Starting borrower rate/APR:	29.30% / 31.67%	Starting monthly payment:	$84.14

Auction yield range:	11.27% - 28.30%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.59%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	8	First credit line:	Aug-1989	Debt/Income ratio:	15%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	11y 0m
Amount delinquent:	$0	Revolving credit balance:	$3,378	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2

Screen name:	blazing-revenue	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Description

RECREATING OUR EXTERIOR
Purpose of loan:
This loan will be used to finance the expenses of a new home.  We need a fence, gate and plants (trees & shrubs).

My financial situation:
I am a good candidate for this loan because although I have had credit issues in the past, I have an excellent and secure job.  My finances have become stable over the last few years and I pay my bills on time.  We are now in a position to purchase a home and would like to be able to have a little extra to make it "ours".

Monthly net income: $ $6145

Monthly expenses: $
  Housing: $ 1500
  Insurance: $ 216
  Car expenses: $ 200
  Utilities: $ 450
  Phone, cable, internet: $ 110
  Food, entertainment: $ 950
  Clothing, household expenses $ 200
  Credit cards and other loans: $ 800
  Other expenses: $ 200

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416283

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$3,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$124.78

Auction yield range:	8.27% - 16.00%	Estimated loss impact:	6.86%
Lender servicing fee:	1.00%	Estimated return:	9.14%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	9	First credit line:	Oct-2003	Debt/Income ratio:	26%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	19 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$15,861	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0

Screen name:	bamagirl84	Borrower's state:	Alabama	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-660 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6

Description

BORROWING FOR CONSOLIDATION

Purpose of loan:
I will be using this loan to consolidate almost all of my credit card bills except one.

My financial situation:
I have worked in finance for almost 4 years now.  I am currently a banker.  Although my credit score is a little lower, my payment history is EXCELLENT.  I have NEVER been over 30 days past due on any account.  I am a perfectionist PLUS I have to maintain credit worthiness because of the industry I am in.  I obtained a degree in Finance in April of 2007.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416272

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$18,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.52%	Starting borrower rate/APR:	11.52% / 13.65%	Starting monthly payment:	$593.74

Auction yield range:	3.27% - 10.52%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.01%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	9	First credit line:	Dec-1995	Debt/Income ratio:	7%
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$729	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	IOWA	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	820-840 (Latest)
Principal borrowed:	$6,500.00	< mo. late:	0 ( 0% )	760-780 (Mar-2008) 740-760 (Dec-2007) 720-740 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10

Description

PORSCHE 914

Purpose of loan:
This loan will be used to?acquire a nice Porsche 914. Currently, this Porsche is at auction on eBay at:

Red Flared Porsche 914

In addition, it can be found at

Autoatlanta.com 914 description

My financial situation:
I am a good candidate for this loan because my credit is excellent and has improved over 80 points since last fall. I have no debts other than some monthly credit card debt that I payoff each month (or tends to hover in the sub-$500 range).
Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416286

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	5	First credit line:	Nov-1985	Debt/Income ratio:	40%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	24y 0m
Amount delinquent:	$0	Revolving credit balance:	$117,270	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2

Screen name:	diligent-basis	Borrower's state:	Utah	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Description

REMODELING BATHROOM

Purpose of loan:
This loan will be used to?
Remodel our Bathroom
My financial situation:

I am a good candidate for this loan because?
I am reliable and have been with the same company for 24 years.  I have always paid my debts. We find we are need of remodeling our bathroom.  It has mold and there are things that need to be ripped out and the plumbing repaired.  I will be doing most of the work myself along with a plumber friend, saving us thousands of dollars.  We sure would appreciate and help we could get.  I lived in the same place for 24 years, have a wife who also contributes her income and a Son who just graduated.

Monthly net income: $ 3,500

Monthly expenses: $
   Housing: $ 450,00
   Insurance: $
  Car expenses: $ 100.00
  Utilities: $ 125.00
  Phone, cable, internet: $ 110.00
  Food, entertainment: $ 400.00
  Clothing, household expenses $
  Credit cards and other loans: $ 1000
  Other expenses: $ 200.00

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416262

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$6,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$201.21

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	10	First credit line:	Apr-1988	Debt/Income ratio:	3%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,906	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0

Screen name:	first-worlds-best-cash	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Description

BUYING A VESPA
Purpose of loan:
This loan will be used to buy a Vespa motorscooter for my husband's four mile a day commute.   The Vespa dealership is offering 36 month loan at 7.9% with 10% down.  I think Prosper is an excellent alternative.

My financial situation:
I am a good candidate for this loan because I have an excellent job and excellent credit.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416266

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$159.98

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	9	First credit line:	Feb-1992	Debt/Income ratio:	18%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	56	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,991	Occupation:	Attorney
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	4%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	21	Homeownership:	Yes
Inquiries last 6m:	3

Screen name:	newaptsobe1	Borrower's state:	Florida	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	760-780 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	720-740 (Jan-2008)
Principal balance:	$1,705.56	1+ mo. late:	0 ( 0% )
Total payments billed:	17

Description

WORKING CAPITAL FOR LAW FIRM

Purpose of loan:
This loan will be used for working capital for my 100% owned law firm.  Started in October of 2008, my firm has experienced steady growth in foreclosure defense and commercial litigation.  I would use the funds for filing a number of contingency cases, including personal injury and deceptive trade practices claims.  These cases usually require the hiring of an expert to testify on the behalf of the client.  Unless a law firm can fund these costs, it must refer the case away or agree to partner up with a bigger firm, giving up much of the profit in the case.

My financial situation:
I am a good candidate for this loan because I have steady cash flow and have been able to expand along with the needs of my clients.  The law practice is grossing approximately $9,000.00 per month. I also have a separate accounting practice grosses $3,000.00 per month.  My law firm is currently handling almost 100 foreclosure cases and fifteen loan modification cases.  We are adding two to three foreclosure cases and one loan modification case per week.  I have four part time employees assisting me with this caseload.  I also serve as general counsel for three small to medium sized businesses.

Information in the Description is not verified.

Borrower Payment Dependent Notes Series 416280

The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.

Amount:	$7,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$223.97

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%

The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

Borrowers's Credit Profile

Prosper score:	9	First credit line:	Mar-1995	Debt/Income ratio:	7%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$5,759	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1

Screen name:	Rose22	Borrower's state:	California	Borrower's group:	N/A

Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

Prosper Activity

Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 100% )	780-800 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	20

Description

NEW MOTORCYCLE

Purpose of loan:

This loan will be used to buy a motorcycle! I've been a "biker babe" for the last five years while riding with my husband but I've always wanted to ride on my own. I think a women rider is super HOT!!! More women are taking charge when it comes to motorcycling, because the road is a lot more enjoyable from the front seat...so it?s time for me to feel the adrenaline rush!

My financial situation:
I am a good candidate for this loan because I am a hard working Full-Time professional. I highly value my credit of which you can see through my credit history. Also, this will be my my second loan with Prosper with the first loan fully paid off last October.

Information in the Description is not verified.